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                                                                   EXHIBIT 10.03

                       MANAGEMENT, RECEIVABLES ACQUISITION
                           AND UNDERWRITING AGREEMENT
                                   (MM&S/OWAL)

         Agreement effective this 1st day of January, 2001, by and between Old West Annuity & Life Insurance Company (hereinafter "Investor"), an Arizona corporation with principal offices at 8601 West Emerald, Suite 150, Boise, Idaho 83704, and Metropolitan Mortgage & Securities Co., Inc. (hereinafter "METROPOLITAN"), a Washington corporation with its principal office at 601 W. 1st Avenue, Spokane, Washington 99201-5015, (also hereinafter referred to jointly as the "Parties".)

                                   WITNESSETH

         WHEREAS, METROPOLITAN engages in the business of purchasing and selling Receivables as defined in Paragraph I.1 below, and maintains subsidiaries, internal staff, and operations to support such activities, and;

         WHEREAS, INVESTOR also engages in the business of investing in and selling Receivables, but INVESTOR does not maintain internal staff or operations to support such activities, and;

         WHEREAS, METROPOLITAN has the personnel, systems and expertise to provide to INVESTOR general support, Receivables acquisition, underwriting and sales services, and;

         WHEREAS, INVESTOR desires to obtain from METROPOLITAN general support services, Receivables acquisition and underwriting services;

         NOW THEREFORE, for the foregoing reasons and in consideration of the mutual promises, covenants and agreements set forth herein, the Parties promise, covenant and agree as follows:

                  I. RECEIVABLE ACQUISITION AND SALES SERVICES

1. RECEIVABLES DEFINED

         "Receivables" means all types of investments that can be lawfully held by an insurance company, including, but not limited to, mortgage loans, lotteries, bonds, and annuities. Investments must be in compliance with the State of Arizona insurance laws.

2. GENERAL DUTIES AND AUTHORITY

         METROPOLITAN shall provide services related to Receivables acquisition, underwriting and sales services to INVESTOR which shall be performed substantially in compliance with the following:

         a. METROPOLITAN shall secure opportunities for INVESTOR to purchase and sell Receivables through the use of METROPOLITAN'S acquisition system, industry contacts and the other methods developed by METROPOLITAN for its own Receivable purchases.

         b. In reviewing the Receivables offered for purchase to, or for sale from, INVESTOR, METROPOLITAN shall review, among other things, the Receivables loan to value ratio, collateral value, collateral condition, payment record, payor's credit, title reports and legal documents, taking into account the investment guidelines provided by INVESTOR.

         c. METROPOLITAN or its agent shall close the Receivables acquisition or sale in a manner that is consistent with industry standards for the type of Receivables and the location where the Receivables acquisition or sale is closed.

         d. METROPOLITAN shall originate all Receivables on behalf of and in the name of INVESTOR.


Management, Receivables Acquisition Agreement
METROPOLITAN / OWAL


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         e. INVESTOR shall allow METROPOLITAN to use funds from INVESTOR's bank account solely for the purpose of acquiring Receivables under this Agreement. METROPOLITAN shall also place all funds received from the sale of INVESTOR Receivables into INVESTOR's bank account. INVESTOR and METROPOLITAN funds shall not be commingled. Only METROPOLITAN employees duly authorized in writing, by both METROPOLITAN and INVESTOR, shall have access to the INVESTOR bank account for purposes of this Agreement.

         f. METROPOLITAN shall prepare and maintain such books, records, computer systems and procedures as shall be necessary to pursue offers for the purchase or sale of Receivables and as necessary to execute the purchase or sale of Receivables.

         g. METROPOLITAN shall furnish to INVESTOR such periodic, special or other reports or information as requested by INVESTOR including reports of total Receivables purchased and sold, closing periods and closing costs. All such reports, documents or information shall be provided in accordance with all reasonable instructions and directions which INVESTOR may give.

         h. INVESTOR shall have ultimate control and responsibility of the functions it has delegated to METROPOLITAN under this Agreement.

3. INVESTMENT GUIDELINES AND PURCHASE/SALE YIELD REQUIREMENTS

         a. METROPOLITAN shall assist INVESTOR in acquiring Receivables which are consistent with INVESTOR'S then current investment guidelines and yield requirements. INVESTOR'S current investment guidelines and yield requirements are set forth in Exhibit B. INVESTOR may change its investment guidelines at any time by written notice to METROPOLITAN. Such changes will apply prospectively for all acquisition originations made subsequent to METROPOLITAN'S receipt of notice of the change.

         b. METROPOLITAN may propose the acquisition of Receivables which do not on an individual basis satisfy INVESTOR'S then current investment guidelines and yield requirements if METROPOLITAN believes such investments to be in INVESTOR'S best interest. Any such proposed acquisition must be approved by an appropriately designated officer of INVESTOR in advance of METROPOLITAN closing the acquisition or sale of such Receivables. Notwithstanding the foregoing, METROPOLITAN shall not propose the acquisition of any Receivables for INVESTOR which do not comply with applicable statutes and regulations regarding investments of an insurance company.

4. RECEIVABLES ACQUISITION, NO RIGHT OF FIRST REFUSAL

         INVESTOR acknowledges that METROPOLITAN provides Receivable acquisition services to itself and to others. INVESTOR acknowledges that it has no priority or right of first refusal to acquire any Receivable(s) from METROPOLITAN, and METROPOLITAN may determine in its sole discretion, subject to INVESTOR'S underwriting guidelines and yield requirements, which Receivables, if any, to provide to INVESTOR for acquisition.


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                          II. GENERAL SUPPORT SERVICES

1. DESCRIPTION OF SERVICES

         METROPOLITAN shall provide INVESTOR administrative support services including but not limited to receivable acquisition, accounting and finance, portfolio management, human resources, information systems, legal and marketing.

2. FEES FOR GENERAL SUPPORT SERVICES

         INVESTOR will pay METROPOLITAN monthly fees for General Support Services provided by METROPOLITAN to INVESTOR. Fees for General Support Services shall be set forth in Exhibit A to this Agreement. The fees and Exhibits may be supplemented, amended and modified from time to time by mutual written agreement of the Parties, subject to the notice and approval requirements contained in paragraph IV.8 below.

         Notwithstanding anything to the contrary in this Agreement, the fees for services performed as set forth in Exhibit A will be fair and reasonable, and expenses incurred and payments received will be allocated to INVESTOR in accordance with statutory accounting principles. The fees will be charged initially at an estimate of cost, which fees will be adjusted to reflect actual cost, as determined on an annual basis. Accounts shall be rendered at quarterly intervals or more often and shall be settled within 30 days thereafter. The obligations of each party under this Agreement to transfer payments to another party may be offset by reciprocal obligations of such other party so that only the net amount of such servicing payments shall be required to be transferred. Where the difference between estimates and actual costs is determined to be less than 3%, no actual payment of the difference will be necessary. However, this difference between the estimates and costs shall be an adjustment to the calculation of the new estimate. Where the difference between the estimates and actual costs is determined to be greater than 3%, the account shall be settled within 30 days thereafter.

3. COSTS FOR GENERAL SUPPORT SERVICES

         METROPOLITAN has developed and shall continue to maintain a cost allocation system designed to measure the activity of the general support services departments used by both Parties, to provide a basis for allocation of the costs generated by those departments. The cost allocation system shall be expressed in terms of labor hours, machine hours, square footage and/or other appropriate measures. The methodology used for determining the costs may be reviewed by either party at any time, and is subject to change by mutual written agreement of the Parties as the specific services may vary and/or other applicable conditions warrant.


               III. REPRESENTATIONS AND WARRANTIES OF METROPOLITAN

METROPOLITAN REPRESENTS AND WARRANTS TO INVESTOR THAT:

1. METROPOLITAN is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

2. METROPOLITAN is licensed, or qualified, and in good standing in each of the states where the laws require licensing or qualification in order to conduct METROPOLITAN'S Receivable acquisition and management activities, or METROPOLITAN is exempt under applicable law from such licensing or qualification.

3. The consummation of the transactions contemplated herein have been validly authorized and all requisite corporate action has been taken by METROPOLITAN to make this Agreement binding upon METROPOLITAN in accordance with its terms.

4. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of METROPOLITAN.


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5. The execution and delivery of this Agreement, the acquisition and underwriting of Receivables, the performance of the other services and transactions contemplated hereby, and the fulfillment of and compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms of METROPOLITAN'S articles of incorporation, bylaws or any other agreement, instrument, law, regulation, rule, order, or judgment to which METROPOLITAN is now a party or by which it is bound. METROPOLITAN is not subject to any agreement, instrument, law, regulation, rule, order or judgment which would impair INVESTOR'S ability to enforce any acquired Receivables according to its terms, or which would impair the value of any Receivable acquisitions by INVESTOR pursuant to this Agreement.

6. METROPOLITAN does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

7. There is no action, suit, proceeding or investigation pending or threatened against METROPOLITAN which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of METROPOLITAN, or in any material impairment of the right or ability of METROPOLITAN to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of METROPOLITAN contemplated herein, or which would be likely to impair materially the ability of METROPOLITAN to perform under the terms of this Agreement.

8. No consent, approval, authorization or order of any court or governmental agency or body is required for METROPOLITAN'S execution, delivery and performance of or compliance with this Agreement.

9. The services provided by METROPOLITAN hereunder shall each be conducted in accordance with generally accepted business practices in all respects, as applicable to each respective activity.

                 IV. REPRESENTATIONS AND WARRANTIES OF INVESTOR

INVESTOR REPRESENTS AND WARRANTS TO METROPOLITAN THAT:

1. INVESTOR is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

2. INVESTOR is licensed or qualified, and in good standing in each of the states where the laws require licensing or qualification in order to hold and enforce the terms of its Receivables and conduct its business, or INVESTOR is exempt under applicable law from such licensing or qualification.

3. The consummation of the transactions contemplated herein have been validly authorized and all requisite corporate action has been taken by INVESTOR to make this Agreement binding upon INVESTOR in accordance with its terms.

4. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of INVESTOR.

5. The execution and delivery of this Agreement, the fulfillment of and compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms of INVESTORS articles of incorporation, bylaws or any other agreement, instrument, law, regulation, rule, order, or judgment to which INVESTOR is a party, by which it is bound or its property is subject, which would impair the ability of METROPOLITAN to provides services in accordance with the terms of this Agreement.

6. INVESTOR does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

7. There is no action, suit or proceeding or investigation pending or threatened against INVESTOR which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of INVESTOR, or in any material impairment of the right or ability of INVESTOR to carry on its business substantially as now conducted, or which would draw



Management, Receivables Acquisition Agreement
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into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of INVESTOR contemplated herein, or which would be likely to impair materially the ability of INVESTOR to perform under the terms of this Agreement.

8. This Agreement and any amendments hereto, including any modification to the fees payable hereunder, are subject to the prior notification and approval requirements of A.R.S. Section 20-481.12 and may be required to be provided to, and may be subject to review by, the Arizona Department of Insurance. Except as noted above, no consent, approval, authorization or order of any court or governmental agency or body is required for INVESTOR'S execution, delivery and performance of or compliance with this Agreement.

                         V. GENERAL TERMS AND CONDITIONS

1. NON-EXCLUSIVITY OF AGREEMENT

         This Agreement is non-exclusive. INVESTOR reserves the right and privilege to employ and engage, from time to time, any other entity or person to perform any of the services which are the subject of this Agreement, or may itself perform any such services. Such actions by INVESTOR shall not be construed as an event of termination of this Agreement.

2. NON-ASSIGNMENT

         This Agreement shall not be assigned.

3. RIGHT TO EXAMINE METROPOLITAN'S RECORDS

         INVESTOR shall have the right to examine and audit any and all of the books, records, or other information of METROPOLITAN, with respect to or concerning this Agreement or the Receivables acquired under the terms of this Agreement during business hours or at such other times as may be reasonable under applicable circumstances.

4. EVENT OF DEFAULT

The following shall be construed as an event of default:

         a. The failure by INVESTOR to deliver any sums required to be paid to METROPOLITAN pursuant to the terms of this Agreement.

         b. The failure of either Party to perform in accordance with the terms and conditions of this Agreement to the extent that such failure to perform shall constitute a material breach of a term or condition of this Agreement.

5. TERMINATION

         a. Either Party may terminate this Agreement without cause by providing not less than thirty (30) days advance written notice of termination to the other Party, in which event this Agreement shall terminate at date provided in said notice.

         b. In the event of a default as defined in paragraph V.4. above, the non-defaulting Party may, in lieu of immediately terminating this Agreement, provide written notice of default to the defaulting Party, which notice shall set forth the time-period for cure, which shall be no less than ten (10) days from receipt of the notice by the defaulting Party. If the breaching Party does not cure the default within the time period set forth in the notice, this Agreement may be terminated by the non-defaulting Party upon expiration of said time period, or such later date as set forth in the non-defaulting Party's notice of default.



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6. NOTICE

         Notice under this Agreement shall be in writing, and delivered by hand, receipt acknowledged, or delivered by registered certified United States mail, return receipt requested, and if refused, by regular United States mail, addressed to the Parties as stated below:

                  ATTN: PRESIDENT
                  METROPOLITAN MORTGAGE & SECURITIES CO., INC.
                  601 W. 1st Avenue
                  Spokane, WA 99201-5015

                  ATTN: PRESIDENT
                  OLD WEST ANNUITY & LIFE INSURANCE CO.
                  8601 W Emerald, Suite 150
                  Boise, ID 83704

7. BINDING EFFECT

         This Agreement sets forth the entire Agreement between the Parties, and shall be binding upon all successors and assigns of both of the Parties hereto, and shall be construed under the laws of the State of Washington. Investments must be in compliance with state of Arizona insurance laws.

8. PRIOR AGREEMENTS

         This Agreement replaces and supersedes each and every prior Agreement executed by the Parties related to the Management, Receivable Acquisition and Underwriting Services provided by METROPOLITAN to INVESTOR.

         This Agreement is executed the day, month, and year first above written by the duly authorized officers of each Party.

METROPOLITAN MORTGAGE &                    OLD WEST ANNUITY & LIFE INSURANCE CO.
SECURITIES CO., INC.

By: /s/ Reuel Swanson                      By: /s/ Anthony A Steffens
   ------------------------------------       ----------------------------------
Name: Reuel Swanson                        Name: Anthony A Steffens
Title: Secretary                           Title: Sr Vice President


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                                    EXHIBIT A
                 MANAGEMENT, ACQUISITION AND SERVICING AGREEMENT
                                  (MM&S / OWAL)



                                      FEES



        SERVICE                                                         FEE
        -------                                                         ---
        General support services including but not                      $115,000.00 per month
        limited to receivable acquisition, accounting
        and finance, portfolio management, human
        resources, information systems, legal and
        marketing.



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

                                    EXHIBIT B
                 MANAGEMENT, ACQUISITION AND SERVICING AGREEMENT
                                  (MM&S / OWAL)

                  MANAGEMENT GUIDELINES AND YIELD REQUIREMENTS


                               ACQUISITION YIELD                               APPRAISAL
INVESTMENT TYPE                  REQUIREMENTS             LOAN TO VALUE        REQUIRED?                 OTHER
---------------                -----------------          -------------        ---------                 -----
Real estate loans,        9.5% over $50K residential    80% maximum first    Yes at time of    Second liens ok if combined
individual loan           9.75% under $50K residential  liens                acquisition       first and second does not
acquisition                                             (20-553)             (20-553)          exceed 80% LTV
                                +1% non SFR                                                    (20-557 & 20-536)
                                +2% non-1st pos.
                                                                                               Maximum 35 year amortization

                                                                                               Minimum annual payment
                                                                                               (20-553)

Commercial loans          Negotiated each transaction   80% maximum first    Yes               Same as Above
                                                        liens

Alternative Cash Flows    Negotiated each transaction   Negotiated each      N/A               Limited to aggregate of 10%
(lotteries, annuities,                                  transaction                            of assets and 2% in any one
etc.)                                                                                          category of investment
                                                                                               (20-549)

Real estate loans, bulk   Negotiated each transaction   Negotiated each      Yes
purchases                                               transaction

Bond Investments                                        N/A                  N/A               SVO rating no lower than,
                                                                                               and % of investment no
                                                                                               greater than permitted by
                                                                                               A.R.S. Sections 20-540, 20-544,
                                                                                               20-545 and Arizona
                                                                                               Department of Insurance
                                                                                               Order Docket No. 00A-123-INS.

Other general underwriting guidelines include, but are not limited to the followings:

o        All mortgages must be secured by improved unencumbered real property.
         (20-553)

o Single issuer (or borrower) limitation is 10% of admitted assets of preceding yearend. (20-535)

Investments must be in compliance with State of Arizona insurance laws.


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